UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 of the

Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): April 27, 2005

Commission File Number 0-31014

HEALTHEXTRAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2181356
(State or other Jurisdiction of incorporation)	(IRS Employer Identification No.)

800 King Farm Boulevard

Rockville, Maryland 20850

(Address of principal executive offices)

(301) 548-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 27, 2005, HealthExtras, Inc. issued a press release to report its financial results for the first quarter ended March 31, 2005. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information in this Item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2005, Carey G. Jury, an employee of Principal Financial Group, Inc., submitted his resignation from the Board of Directors due to the other demands on his time and availability. On April 29, 2005, the Board elected Daniel J. Houston, an employee of Principal Financial Group, Inc., to fill the vacancy created by Mr. Jury’s resignation and to serve for the remainder of the term, which expires in 2006. See additional information regarding Mr. Houston in the Registrant’s definitive proxy statement filed on the date hereof.

Item 7.01.	Regulation FD Disclosure.

As announced in the press release attached as Exhibit 99.2 hereto, on April 29, 2005, the Board of Directors elected Edward S. Civera as Chairman of the Board effective after the Annual Meeting of Stockholders on June 7, 2005. Thomas L. Blair, the Chairman of the Board since the founding of the Registrant, will continue to serve on the Board.

The information in this Item, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired:

Not Applicable

(b) Pro forma financial information:

Not Applicable

(c) Exhibits:

Exhibit No.	Description

99.1	Press Release dated April 27, 2005

99.2	Press Release dated April 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEXTRAS, INC.

Dated:	April 29, 2005	By:	/s/ Michael P. Donovan
Michael P. Donovan
Chief Financial Officer and Chief Accounting Officer